PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                         VENTANA MEDICAL SYSTEMS, INC.
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee.

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          VENTANA MEDICAL SYSTEMS, INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To be held on April 30, 1998

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of VENTANA MEDICAL SYSTEMS, INC., a Delaware corporation (the "Company"), will be held on Thursday, April 30, 1998, at 10:00 a.m., local time, at the Arizona Inn, Tucson Room, 2200 East Elm Street, Tucson, Arizona 85719 for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

     1. To elect two Class II directors of the Company to serve for terms of three years expiring upon the date of the Annual Meeting of Stockholders held in the year 2001 or until their successors are elected.

     2. To approve an amendment to the Company's 1996 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 750,000 shares to a new total of 1,750,000 shares.

     3. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 1998.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on March 13, 1998 are entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you attend the meeting, you may vote in person even if you return a proxy.

                                             FOR THE BOARD OF DIRECTORS

                                              /s/ Jack W. Schuler
                                             ---------------------------------
                                             Jack W. Schuler
                                             Chairman of the Board of Directors

Tucson, Arizona
March 31, 1998



--------------------------------------------------------------------------------
                                   IMPORTANT
                                   =========

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU RETURN A PROXY.
--------------------------------------------------------------------------------

                          VENTANA MEDICAL SYSTEMS, INC.


                               PROXY STATEMENT FOR
                       1998 ANNUAL MEETING OF STOCKHOLDERS

                                 April 30, 1998


              INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

General

     The enclosed proxy is solicited on behalf of the Board of Directors of Ventana Medical Systems, Inc. ("Ventana" or the "Company") for use at the Annual Meeting of Stockholders to be held on April 30, 1998 at 10:00 a.m., local time, or at any adjournment thereof. The Annual Meeting will be held at the Arizona Inn, Tucson Room, 2200 East Elm Street, Tucson, Arizona 85719. The telephone number at the meeting location is (520) 325-1541.

     These proxy solicitation materials and the Annual Report to stockholders for the fiscal year ended December 31, 1997 (the "Last Fiscal Year"), including financial statements, were first mailed on or about March 31, 1998, to all stockholders entitled to vote at the Annual Meeting.

Record Date and Voting Securities

     Stockholders of record at the close of business on March 13, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 13,387,410 shares of the Company's Common Stock, $.001 par value (the "Common Stock"), were issued and outstanding and held of record by approximately 340 stockholders.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Attending the Annual Meeting in and of itself may not constitute a revocation of a proxy.

Voting and Solicitation

     Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors.

     The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expense in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile.

Quorum; Abstentions; Broker Non-Votes

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's Transfer Agent. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.

     The Inspector will treat shares that are voted "WITHHELD" or "ABSTAIN" as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of the two Class II directors and for the confirmation of the appointment of the designated independent auditors and, as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be with respect to the items not marked.

     If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("Broker Non-Votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

Deadline for Receipt of Stockholder Proposals To Be Presented At 1999 Annual Meeting

     Proposals that are intended to be presented by stockholders of the Company at the 1999 Annual Meeting must be received by the Company no later than October 31, 1998 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

Compliance with Section 16(a) of the Securities Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, with respect to fiscal year 1997, all filing requirements applicable to its officers, directors and ten percent stockholders were complied with.

Share Ownership of Directors, Officers and Certain Beneficial Owners

     The following table sets forth information known to the Company with respect to the beneficial ownership of its Common Stock as of December 31, 1997 for (i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's directors and nominees for director, (iii) each officer named in the Summary Compensation Table below and (iv) all directors, nominees for election and executive officers as a group. Unless otherwise indicated, officers and directors can be reached at the Company's principal executive offices. A total of 13,247,226 shares of the Company's Common Stock were issued and outstanding as of December 31, 1997.



                                                                      Shares Beneficially
Certain Executive Officers,                                               Owned as of
Directors and  5% Stockholders                                      December 31, 1997(1)(2)
                                                               ---------------------------------
                                                                           Number     Percent
                                                                           ------     -------

J. P. Morgan & Co. Inc.
   60 Wall Street
   New  York,  NY  10015 ......................................          1,790,300        13.5%

Entities affiliated with Marquette
  Venture Partners (3)
  520 Lake Cook Rd., Suite 450                                           1,251,903         9.5%
  Deerfield,  IL  60015 .......................................

MBW Venture Partners, L.P. (4)
  James R. Weersing
  365 South Street
  Morristown,  NJ  07960 ......................................          1,442,349        10.8%

State Farm Mutual Automobile
  Insurance Company (5)
  One State Farm Plaza
  Bloomington,  IL  61701 .....................................             887,173        6.6%
Jack  W.  Schuler  (6) ........................................             972,440        7.3%

Henry  T.  Pietraszek .........................................              71,500          *

Michael  K.  Cusack  (7) ......................................              28,810          *

Johnny D. Powers, Ph.D. (8) ...................................              11,667          *

Bernard  O.C.  Questier  (9) ..................................              23,153          *

Pierre  Sice ..................................................                  0           *

Rex  J.  Bates  (10) ..........................................              36,735          *

R.  James  Danehy .............................................             151,224        1.1%

Edward  M.  Giles  (11) .......................................             260,014        2.0%

Thomas M.  Grogan,  M.D.  (12) ................................             170,063        1.3%

John  Patience  (13) ..........................................             297,589        2.2%

James R. Weersing (4)(14) .....................................           1,458,439       10.9%


All directors and executive officers as
a  group  (17  persons) .......................................           3,527,531       25.6%


-----------------

*      Less than 1%.

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

(2) Applicable percentage of ownership is based on 13,247,226 shares of Common Stock outstanding as of December 31, 1997 together with shares issuable pursuant to applicable options and warrants of such stockholder which may be exercised within 60 days after December 31, 1997. Shares of Common Stock subject to options and/or warrants currently exercisable or exercisable within 60 days after December 31, 1997 are deemed outstanding for computing the percentage ownership of the person holding such options and/or warrants, but are not deemed outstanding for computing the percentage of any other person.

(3) Includes 872,795 shares beneficially owned by Marquette Venture Partners, L.P.; 247,218 shares beneficially owned by Marquette Venture Partners II, L.P.; and 131,890 shares beneficially owned by MVP II Affiliate Fund, L.P.

(4) Includes 162,059 shares issuable upon the exercise of warrants held by MBW Venture Partners, L.P. Mr. Weersing, a director of the Company, is Managing Director of MBW Venture Partners Limited. Mr.

     Weersing disclaims beneficial ownership of the shares beneficially owned by MBW Venture Partners, L.P. except to the extent of his proportional partnership interest therein.

(5) Includes 108,893 shares issuable upon the exercise of warrants held by State Farm Mutual Automobile Insurance Company.

(6) Includes 118,917 shares issuable upon the exercise of warrants and 5,583 shares issuable upon the exercise of options exercisable within 60 days of December 31, 1997 held by Mr. Schuler; 73,512 shares beneficially owned by Mr. Schuler, as custodian for Tanya Eva Schuler; 73,513 shares beneficially owned by Mr. Schuler, as custodian for Therese Heidi Schuler; and 73,512 shares beneficially owned by Mr. Schuler, as custodian for Tino Hans Schuler; and 10,000 shares beneficially owned by The Schuler Family Foundation, and 1,250 shares owned by Mrs. Schuler.

(7) Includes 11,703 shares issuable upon the exercise of options exercisable within 60 days of December 31, 1997 held by Mr. Cusack.

(8) Includes 11,667 shares issuable upon the exercise of options exercisable within 60 days of December 31, 1997 held by Dr. Powers.

(9) Includes 21,559 shares issuable upon the exercise of options exercisable within 60 days of December 31, 1997 held by Mr. Questier.

(10) Includes 11,173 shares issuable upon the exercise of warrants and 5,583 shares issuable upon the exercise of options exercisable within 60 days of December 31, 1997 held by Mr. Bates.

(11) Includes 230,903 shares beneficially owned by Vertical Fund Associates, L.P. Also includes 5,583 shares issuable upon the exercise of options exercisable within 60 days of December 31, 1997, held by Edward M. Giles. Also includes 18,372 shares beneficially owned by Edward M. Giles IRA plus 5,156 shares issuable upon the exercise of warrants held by Edward M. Giles IRA. Mr. Giles, a director of the Company, is Chairman of The Vertical Group, Inc. Mr. Giles disclaims beneficial ownership of the shares beneficially owned by such entities affiliated with The Vertical Group, Inc., except to the extent of his partnership interest therein.

(12) Includes 9,612 shares beneficially owned by Andrew Grogan and 10,612 shares beneficially owned by Emily Grogan including 7,710 shares beneficially owned by C. Ovens, Inc. (of which 459 shares are issuable upon the exercise of warrants held by C. Ovens, Inc.); and 26,008 shares issuable upon exercise of options exercisable within 60 days of December 31, 1997 held by Dr. Grogan.

(13) Includes 96,689 shares issuable upon the exercise of warrants and 5,583 shares issuable upon the exercise of options exercisable within 60 days of December 31, 1997, held by Mr. Patience as well as 4,800 shares held in the name of Mrs. Patience.

(14) Includes 6,209 shares beneficially owned by James R. Weersing and Mary H. Weersing, Trustees of the Weersing Family Trust U/D/T dated April 24, 1991. Also includes 4,298 shares issuable upon the exercise of warrants and 5,583 shares issuable upon the exercise of options exercisable within 60 days of December 31, 1997, held by Mr. Weersing.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

Directors and Nominees for Director

     Pursuant to the Company's Certificate of Incorporation, as amended, the Company's Board of Directors currently consists of seven persons, divided into three classes serving staggered terms of three years. Currently there are two directors in Class I, two directors in Class II and three directors in Class
III. Two Class II directors are to be elected at the Annual Meeting. The Class III and Class I directors will be elected at the Company's 1999 and 2000 Annual Meetings of Stockholders, respectively. Each of the two Class II directors elected at the Annual Meeting will hold office until the year 2001 Annual
Meeting of Stockholders or until his successor has been duly elected and qualified.

     In the event that any of such persons becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

     The names of the two Class II nominees for election to the Board of Directors at the Annual Meeting, their ages as of the Record Date and certain information about them are set forth below. The names of the current Class I and Class III directors with unexpired terms, their ages as of the Record Date and certain information about them are also set forth below.

                                                                                                     Director
               Name                              Age       Principal Occupation                        Since
--------------------------------------------  ---------  -------------------------                   --------

Nominees for Class II Directors



Edward M. Giles ............................        62     Chairman of The Vertical                        1992
                                                           Group, Inc.


Rex Bates ..................................        74     Private Investor                                1996


Continuing Class I Directors-


Henry T. Pietraszek ........................        51     President and Chief Executive Officer of          -
                                                           Ventana Medical Systems, Inc.



James R. Weersing ..........................        58     Managing Director of MBW Venture Partners       1994



Continuing Class III Directors


Thomas M. Grogan, M.D ......................        52     Professor, University of Arizona, College       1985
                                                           of Medicine


John Patience...............................        50     General Partner, Crabtree Partners              1989


Jack W. Schuler.............................        57     General Partner, Crabtree Partners              1991


     There are no family relationships among directors or executive officers of the Company.

     Mr. Giles has served as a director of Ventana since September 1992. Mr. Giles has served as Chairman of The Vertical Group, Inc., a venture capital investment firm, since January 1989. Mr. Giles was previously President of F. Eberstadt & Co., Inc., a securities firm, and Vice Chairman of Peter B. Cannell & Co., Inc., an investment management firm. He is currently a director of McWhorter Technologies, Inc. and Synthetech, Inc. Mr. Giles received a B.S.Ch.E.

in Chemical Engineering from Princeton University and an M.S. in Industrial Management from the Massachusetts Institute of Technology.

     Mr. Bates has served as a director of Ventana since April of 1996. From August 1991 to May 1995, Mr. Bates served on the Board of Directors of Twentieth Century Industries and was a member of its compensation committee. Prior to Twentieth Century Industries, Mr. Bates served as the Vice-Chairman of the Board of Directors of the State Farm Mutual Automobile Insurance Company. Mr. Bates also served as State Farm's Chief Investment Officer. In March of 1991, Mr. Bates retired from State Farm. Prior to Mr. Bates' employment with State Farm, he was a partner in the investment firm of Stein, Roe & Farnham in Chicago. Mr. Bates received a B.S. and an M.S. from the University of Chicago.

     Mr. Pietraszek became President, Chief Executive Officer and a director in March 1997. Prior to joining the Company, Mr. Pietraszek served as President and Chief Executive Officer of Biostar, Inc., a medical diagnostic company. From 19975 to 1994, Mr. Pietraszek held a variety of executive positions at Abbott Laboratories and Takeda Chemical Industries. From 1982 to 1986, he served as President of Dainabot K.K., a joint venture between Abbott and Dainippon Pharmaceutical Company of Japan and from 1980 to 1982 he was Vice President of Field Service Operations for Abbott's Diagnostic Division. He is a director of Specialty Laboratories. Mr. Pietraszek received a B.S. in Marketing from Gannon University.

     Mr. Weersing has served as a director of Ventana since October 1994. Since 1984, Mr. Weersing has been a Managing Director of MBW Venture Partners, a venture capital investment firm. Mr. Weersing has also served as President of JRW Technology, Inc., a consulting firm. Mr. Weersing served as a director of Circadian, Inc., an asthma dosage management company, from December 1993 until January 1996. Circadian filed a petition under Chapter 7 of the federal bankruptcy laws in January 1996. Mr. Weersing received an B.S.M.E. and an M.B.A. from Stanford University.

     Mr. Schuler has served as a director of Ventana since April 1991 and as Chairman of the Board of Directors since November 1995. Mr. Schuler has been Chairman of the Board of Directors of Stericycle, Inc., a specialized medical waste management company, since March 1990. Mr. Schuler is also a partner in Crabtree Partners, a Chicago based venture capital firm. Prior to joining Stericycle, Mr. Schuler held various executive positions at Abbott from December 1972 through August 1989, serving most recently as President and Chief Operating Officer. He is currently a director of Medtronic, Inc., Somatogen, Inc. and Chiron Corporation. Mr. Schuler received a B.S. in Mechanical Engineering from Tufts University and an M.B.A. from Stanford University.

     Dr. Grogan is a founder, a director and Chairman Emeritus of Ventana. He has served as a director since the founding of the Company in June 1985 and as Chairman of the Board of Ventana from June 1985 to November 1995. He is currently a professor of pathology at the University of Arizona, College of Medicine, where he has taught since 1979. He received a B.A. in Biology from the University of Virginia and an M.D. from George Washington School of Medicine. Dr. Grogan completed a post-doctorate fellowship at Stanford University.

     Mr. Patience has served as a director of Ventana since July 1989. Mr. Patience was a co-founder and served as a General Partner of Marquette Venture Partners, a venture capital investment firm, from January 1988 until March 1995. Since April 1995, Mr. Patience has been a partner in Crabtree Partners, a Chicago-based venture capital firm. Mr. Patience was previously a partner in the consulting firm of McKinsey & Co., specializing in health care. He is currently a director of TRO Learning, Inc. and Stericycle, Inc. Mr. Patience received a B.A. in Liberal Arts and an L.L.B. from the University of Sydney, Australia and an M.B.A. from the University of Pennsylvania Wharton School of Business.

     Board Meetings, Committees and Director Compensation

     The Board of Directors of the Company held six meetings during the fiscal year ended December 31, 1997.

     The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee. From time to time, the Board has created various ad hoc committees for special purposes. No such committee is currently functioning.

     The Audit Committee consists of directors James Weersing, John Patience and Rex Bates. The Audit Committee is responsible for reviewing the results and scope of the audit and other services provided by the Company's independent auditors. The Audit Committee held two meetings in the last fiscal year.

     The  Compensation  Committee  consists of  directors  Jack  Schuler,  James
Weersing and Edward Giles. The Compensation Committee reviews and makes recommendations to the Board concerning salaries and incentive compensation for executive officers and certain employees of the Company. The Compensation Committee held six meeting during the last fiscal year. The President and Chief Executive Officer of the Company participates fully with all other committee members in recommending salaries and incentive compensation to the board of directors, except that he does not participate in committee proceedings relating to his salary and compensation.

Compensation of Directors

     Directors of the Company do not receive cash for services they provide as directors. From time to time, certain directors who are not employees of the Company have received grants of options to purchase shares of the Company's Common Stock. Under the 1996 Director Option Plan, each nonemployee director will be granted a nonstatutory option to purchase an amount of shares of Common Stock of the Company equal to 5,000 shares multiplied by a fraction, the numerator of which shall be $15.00 and the denominator of which shall be the fair market value of one share of the Company's Common Stock on the date of grant. The Company does not provide additional compensation for committee participation or special assignments of the Board of Directors.

Vote Required

     The two nominees receiving the highest number of affirmative votes of the shares entitled to vote on this matter shall be elected as the Class II directors.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH HEREIN.

                                 PROPOSAL NO. 2

                 APPROVAL OF AMENDMENT OF 1996 STOCK OPTION PLAN

     The Company's Board of Directors and stockholders have previously adopted and approved the Company's 1996 Stock Option Plan (the "Option Plan"). A total of 1,000,000 shares of Common Stock are presently reserved for issuance under the Option Plan. In January 1998, the Board of Directors approved an amendment to the Option Plan, subject to stockholder approval, to increase the shares reserved for issuance thereunder by 750,000 shares, bringing the total number of shares issuable under the Option Plan to 1,750,000.

     As of January 29, 1998, less than 1,000 shares were available for future issuance under the Option Plan.

     At the Annual Meeting, the stockholders are being requested to consider and approve the proposed amendment to the Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 750,000 shares, bringing the total number of shares issuable under the Option Plan to 1,750,000. The Board believes that the amendment will enable the Company to continue its policy of widespread employee stock ownership as a means to motivate high levels of performance and to recognize key employee accomplishments.

     The Plan authorizes the Board of Directors to grant stock options to eligible employees, directors and consultants of the Company. The Plan is structured to allow the Board of Directors broad discretion in creating equity incentives in order to assist the Company in attracting, retaining and motivating the best available personnel for the successful conduct of the Company's business. The Company has had a longstanding practice of linking key employee compensation to corporate performance because it believes that this increases employee motivation to improve shareholder value. The Company has, therefore, consistently included equity incentives as a significant component of compensation for a broad range of the Company's employees. This practice has enabled the Company to attract and retain the talent that it continues to require.

     The Board of Directors believes that the remaining shares available for grant under the Plan are insufficient to accomplish the purposes of the Plan described above. The Company anticipates there will be a need to hire additional technical or management employees, and it will be necessary to offer equity incentives to attract and motivate these individuals, particularly in the current extremely competitive job market. In addition, in order to retain the services of valuable employees as the Company matures and its employee base grow larger, it will be necessary to grant additional options to current employees as older options become fully vested.

     For a description of the principal features of the Option Plan, see "Exhibit A"- Description of 1996 Stock Option Plan."

Vote Required

     The approval of the amendment to the Option Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE AMENDMENT OF THE OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

                                 PROPOSAL NO. 3

             RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1998 and recommends that the stockholders vote FOR confirmation  of  such  selection.  In the  event  of a  negative  vote  on such ratification, the Board of Directors will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

                             EXECUTIVE COMPENSATION

Compensation Tables

     Summary Compensation Table. The following table sets forth certain compensation paid by the Company to the Chief Executive Officer and the four other most highly compensated executive officers of the Company for services rendered during each of the fiscal years ended December 31, 1995, 1996 and 1997:

                           Summary Compensation Table

                                                                                       Long-Term
                                                                                      Compensation
                                                                                         Awards
                                                                             -----------------------------
                                                                                Restricted     Securities        All Other
                                                     Annual Compensation           Stock       Underlying         Annual
Name and Principal Position           Year        Salary($)       Bonus($)       Awards($)       Options      Compensation($)
---------------------------           ----        ---------       --------       ---------       -------      ---------------

Henry T. Pietraszek                   1997         167,942          --              --          350,000             707 (1)
  President  and Chief  Executive     1996              --          --              --               --              --
  Officer                             1995              --          --              --               --              --

Bernard O. C. Questier (3)            1997         150,000          --              --           10,000           8,800 (2)
  Vice    President,     European     1996         137,500       7,500 (4)          --               --           8,067 (2)
  Operations                          1995              --          --                           36,956          57,200 (5)

Pierre H. Sice                        1997         122,963                          --           55,000           8,264 (1)
  Vice President, Finance and Chief   1996              --          --              --               --              --
  Financial Officer and Secretary     1995              --          --              --               --              --

Johnny D. Powers, Ph.D.               1997         118,375          --              --           15,000              --
   Vice President, Operations         1996          16,154      15,000 (6)          --           35,000          23,872 (1)
                                      1995              --          --              --               --              --

Michael K. Cusack                     1997         102,268          --              --            7,000              --
  Vice President, International       1996         100,130          --              --               --              --
                                      1995         100,054
-----------------

(1)  Relocation Expense

(2)  Automobile allowance

(3) Mr. Questier signed an employment contract with the Company in October of 1995 and began working at the Company in February 1996. His annual compensation is set at $150,000 and his salary is fixed to the French Franc to protect against currency fluctuations should the United States Dollar depreciate relative to the French Franc; however, if the United States Dollar appreciates relative to the French Franc, Mr. Questier's salary shall remain unchanged.

(4) Mr. Questier received a one-time nonrecurring $7,500 bonus in 1996 for signing his employment contract in October of 1995 and meeting certain other conditions.

(5) Consists of relocation expenses of $55,000 associated with Mr. Questier's move from Germany to France, and a $2,200 automobile allowance.

(6) Mr. Powers was offered a sign-on bonus of $15,000 in connection with his joining the company.

     Option Grants in Last Fiscal Year. The following table sets forth information with respect to each grant of stock options made during the fiscal year ended December 31, 1997 to each executive officer named in the Summary Compensation Table above:

                                        Option Grants in Fiscal 1997

                                               Individual Grants
                               ------------------------------------------------     Potential Realizable
                               Number of                                              Value at Assumed
                               Securities  % of Total     Exercise                  Annual Rates of Stock
                               Underlying    Options      or Base                    Price Appreciation
                               Options       Granted       Price     Expiration      for Option Term(4)
                                                                                  -------------------------
         Name                  Granted(1)  In 1997(2)    ($/Sh)(3)      Date         5%($)        10%($)
         ----                  ----------  ----------    ---------      ----         -----       ------

         Henry T. Pietraszek      350,000      24.4%       $12.25       4/18/07    $2,696,386   $6,833,171
         Bernard  O. C.Questier    10,000       0.7%       $12.25       4/18/07    $   77,040   $  195,233
         Pierre H. Sice            55,000       3.8%       $12.25       4/18/07    $  423,718   $1,073,784
         Johnny D.Powers,Ph.D.     15,000       1.0%       $12.25       4/18/07    $  115,559   $  292,850
         Michael K. Cusack          7,000       0.5%       $12.25       4/18/07    $   53,928   $  136,663

-----------------------


(1) Options were granted under the Company's 1988 Stock Option Plan or under the 1996 Stock Option Plan. These generally vest over four years from the date of grant, except for Mr. Pietraszek's options which vest over seven years from the date of grant.

(2) Based on an aggregate of 1,436,460 options granted by the Company in the year ended December 31, 1997 under the Company's stock option plans to all employees of and consultants to the Company, including the Chief Executive Officer and four other most highly compensated officers.

(3) The exercise price per share of each option was equal to the fair market value of the Common Stock on the date of grant.

(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

     Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Values. The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, information with respect to each exercise of stock options during the fiscal year ended December 31, 1997 and the value of unexercised options at December 31, 1997.

         Aggregate Option Exercises in Fiscal 1997 and Year-End Values

                                                       Number of Securities
                                                            Underlying                 Value of Unexercised
                            Shares                      Unexercised Options            In-the-Money Options
                          Acquired       Value         at December 31, 1997          at December 31, 1997(1)
                              on
   Name                   Exercise(#)    Realized($)   Exercisable   Unexercisable    Exercisable    Unexercisable
   ----                   -----------    -----------   -----------   -------------    -----------    -------------
   Henry T. Pietraszek        --            --             --            350,000           --           1,050,000
   Bernard O.C. Questier      --            --          20,019            26,938         288,498          274,097
   Pierre H. Sice             --            --             --             55,000           --             165,000
   Johnny   D.   Powers,      --            --          10,209           39,791            --              45,000
   Ph.D.
   Michael K. Cusack          --            --          10,471           13,159          150,900          109,759

(1) The value of "in-the-money" stock options represents the positive spread between the exercise price of stock options, which ranges from $0.84 per share to $17.00 per share, and the fair market value for the Company's Common Stock of $15.25 per share as of December 31, 1997, which was the closing price of the Company's Common Stock on December 31, 1997.

Employment Agreements

     The Company has an employment agreement with Bernard O.C. Questier, its Vice President of European Operations. The agreement provides for annual compensation of $150,000, which is fixed to the French Franc to protect against currency fluctuations should the United States Dollar depreciate relative to the French Franc; however, if the United States Dollar appreciates relative to the French Franc, Mr. Questier's salary shall remain unchanged. The agreement also provides for, in the event of Mr. Questier's termination, continued compensation through the quarter in which notice of termination is given plus one additional full quarter. The agreement does not provide for any specified term of employment. The Company currently has no employment contracts or agreements with any of the other officers named in the Summary Compensation Table or with any other person.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     The Compensation Committee of the Board of Directors consists of Jack W. Schuler, James Weersing and Edward M. Giles. The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for employees of and consultants to the Company, except that the Compensation Committee has full power and authority to grant stock options to the Company's executive officers under the Company's 1996 Stock Option Plan and the Company's 1998 Stock Option Plan.

                       BOARD COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

     The  following  is  provided  to   stockholders   by  the  members  of  the
Compensation Committee of the Board of Directors:

     The Compensation Committee of the Board of Directors (the "Committee"), comprised of three outside directors, is responsible for the administration of the Company's compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. The Company's compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to the Company's performance and stockholder return.

Compensation Philosophy

     The design and implementation of the Company's executive compensation programs are based on a series of guiding principles derived from the Company's values, business strategy and management requirements. These principles may be summarized as follows:

     o Align the financial interests of the management team with the Company and its stockholders;

     o Attract, motivate and retain high-caliber individuals necessary to increase total return to stockholders;

     o Provide a total compensation program where a significant portion of pay is linked to individual achievement and short- and long-term Company performance; and

     o Emphasize reward for performance at the individual, team and Company levels.

Compliance with Internal Revenue Code Section 162(m)

     The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for any of the named executive officers, unless compensation is performance based. Since the targeted cash compensation of each of the named executive officers is well below the $1 million threshold and the Committee believes that any options granted under the Company's stock option plan will meet the requirement of being performance based under the transition provisions provided in the regulations under Section 162(m), the Committee believes that Section 162(m) will not reduce the tax deduction available to the Company. The Company's policy is to qualify to the extent reasonable its executive officers' compensation for deductibility under applicable tax laws.

Compensation Program

     The Company's executive compensation program has three major components, all of which are intended to attract, retain and motivate executive officers consistent with the principles set forth above. The Committee considers these components of compensation individually as well as collectively in determining total compensation for executive officers.

     1. Base salary. Each fiscal year the Committee establishes base salaries for individual executive officers based upon (i) industry and peer group surveys, (ii) responsibilities, scope and complexity of each position and (iii) performance judgments as to each individual's past and expected future contributions. The Committee reviews with the Chief Executive Officer and approves, with appropriate modifications, an annual base salary plan for the Company's executive officers other than the Chief Executive Officer. The Committee reviews and fixes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee's assessment of his past performance and its expectations as to his future contributions in leading the Company.

     2. Annual cash (short-term) incentives. Annual cash incentives will be established to provide a direct linkage between individual pay and annual corporate performance. Target annual bonus awards will be established for executive officer positions based upon industry and peer group surveys and range from 5% to 25% of base salary, with

25% for the chief executive officer position. Each officer who served in an executive capacity during the last fiscal year, including the Chief Executive Officer, received a bonus for such service in the form of stock options, except one officer who also received a cash bonus. In establishing bonus amounts in the future, the Committee will primarily consider the financial performance of the Company measured in terms of revenue growth and growth in earnings, and secondarily consider the performance of each officer in his or her respective area of accountability. Each officer will establish operating objectives for the functional area of the business for which they take responsibility at the beginning of the Company's fiscal year. At the end of the year, they will be rated on the attainment of those objectives. Each officer may receive a portion or the full amount of their targeted annual performance based bonus.

     3. Equity based incentive compensation. Long-term incentives for the Company's employees are provided under the Company's stock option plans. Each fiscal year, the Committee considers the desirability of granting to executive officers long-term incentives in the form of stock options. These option grants are intended to motivate the executive officers to manage the business to improve long-term Company performance and align the financial interests of the management team with the Company and its stockholders. The Committee established the grants of stock options to executive officers (other than the Chief Executive Officer) in the Last Fiscal Year, based upon a review with the Chief Executive Officer of proposed individual awards, taking into account each officer's scope of responsibility and specific assignments, strategic and operational goals applicable to the officer, anticipated performance requirements and contributions of the officer and competitive data for similar positions. The Committee independently reviewed these same factors in determining the option grant to Mr. Pietraszek as Chief Executive Officer. During the Last Fiscal Year, an option award of 350,000 shares of Common Stock was granted to Mr. Pietraszek, which vests over a seven-year period. Stock options granted to executive officers typically provide for vesting over a four-year period.

                              Respectfully submitted,

                               Jack W. Schuler
                               James R. Weersing
                               Edward M. Giles

     The foregoing Compensation Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

                             STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total return to stockholders of the Company's Common Stock at December 31, 1997 since July 26, 1996 (the date the Company first became subject to the reporting requirements of the Exchange
Act) to the cumulative total return over such period of (i) the Nasdaq Stock Market Composite Index, (ii) the Russell 2000 Index and (iii) the Dillon, Read & Co. Medical Diagnostic Index. The graph assumes the investment of $100 on July 26, 1996 in the Company's Common Stock and each of such indices (from July 28,
1996) and reflect the change in the market price of the company's Common Stock relative to the noted indices at December 31, 1997 and not for any interim period. The performance shown is not necessarily indicative of future price performance.


                     COMPARISON OF CUMULATIVE TOTAL RETURN*

    [THE FOLLOWING WAS REPRESENTED AS A LINE GRAPH IN THE PRINTED MATERIAL.]


                                  7/96           9/96           12/96          3/97           6/97           9/97          12/97
                                  ----           ----           -----          ----           ----           ----          -----

VENTANA                         $1000.00        $185.00        $145.00        $140.00        $123.75        $161.25        $152.50

NASDAQ US ($)                   $1000.00        $113.68        $119.27        $112.80        $133.48        $156.06        $146.36

RUSSELL 2000 ($)                $1000.00        $109.62        $114.75        $108.41        $125.43        $143.61        $138.30

DILLON, READ & CO.MED. ($)      $1000.00        $110.87        $113.77        $115.94        $127.54        $152.17        $143.48


     The information contained in the Stock Performance Graph shall not be deemed to be "soliciting material" or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

                              CERTAIN TRANSACTIONS

     In April and May 1996, the Company sold an aggregate of 646,664 shares of Common Stock to Jack Schuler, the Company's Chairman, John Patience, a director of the Company, and venture capital funds affiliated with Marquette Venture Partners ("Marquette"), a principal stockholder of the Company, at a purchase price of $1.62 per share. Messrs. Schuler and Patience paid the purchase price for their shares 10% in cash and 90% through a full recourse promissory note secured by the underlying shares of Common Stock. Marquette paid the purchase price for their shares in cash. These stock purchases were approved by the Company's Board of Directors in principle in January 1996 and the specific terms of the stock purchases were approved by the Board of Directors on February 23, 1996. The purchase price of $1.62 per share was determined by the Board of Directors of the Company in January 1996 and equals the fair market value of Company's Common Stock as of such date, as determined by the board. Messrs. Schuler and Patience were provided with the opportunity to purchase these shares in connection with (i) their efforts and assistance in completing the acquisition of BioTek Solutions, Inc. and assisting management with the integration of the companies, (ii) Mr. Schuler's decision to serve as Chairman of the Board of Directors and (iii) Mr. Schuler's and Mr. Patience's devotion of a significant portion of their work time to the Company's business. In February 1998, Messrs. Schuler and Patience each fully paid the promissory notes issued in connection with their purchase of the shares.

     On November 13, 1997, the Company's Board of Directors unanimously approved, with Messrs. Patience and Schuler abstaining, a renewal of the foregoing arrangement. Under this arrangement, Messrs. Schuler and Patience each received options for 150,000 shares of Company Common Stock. These options were issued on the basis that Messrs. Patience and Schuler would devote a significant percentage of their work time to the Company's business and that Mr. Schuler would serve as Chairman of the Company's Board of Directors. The options vest on a cumulative monthly basis over 24 months commencing February 26, 1998 and have an exercise price of $12.625 per share, which is equal to the fair market value of the Company's Common Stock on the date of grant.

     In February 1997, the Company repaid certain outstanding notes issued in connection with the acquisition of BioTek Solutions, Inc. and a related financing transaction. These notes were originally issued between February and May 1996. Under the terms of the notes, no interest would be payable if the principal of the notes was repaid in full on or prior to February 26, 1997. The notes were repaid prior to such date, and, accordingly, no interest was paid on the notes. Holders of the notes included the following 5% stockholders, directors and entities affiliated with directors: MBW Venture Partners, L.P., Jack W. Schuler, certain entities with whom Edward M. Giles was affiliated, State Farm Mutual Automobile Insurance Company, John Patience, Rex Bates, James
R. Weersing, and Thomas M. Grogan, M.D.

                                  OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.


     THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, VENTANA MEDICAL SYSTEMS, INC., 3865 NORTH BUSINESS CENTER DRIVE, TUCSON, ARIZONA 85705.






                                                          THE BOARD OF DIRECTORS


Dated:   March 31, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         VENTANA MEDICAL SYSTEMS, INC.
                      1998 ANNUAL MEETING OF STOCKHOLDERS
                                 April 30, 1998

     The undersigned stockholder of VENTANA MEDICAL SYSTEMS, INC. a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 31, 1998, and hereby appoints Henry T. Pietraszek, Pierre H. Sice, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Stockholders of VENTANA MEDICAL SYSTEMS, INC. to be held on April 30, 1998 at 10:00 a.m. local time, at the Arizona Inn, Tucson Room, 2200 East Elm Street, Tucson, Arizona 85719, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

1.   ELECTION OF CLASS II DIRECTORS

                       [_] FOR all nominees listed below          [_] WITHHOLD
                           (except as indicated)

     IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

                          Edward M. Giles; Rex Bates.

2. Proposal to approve the amendment to the 1996 Stock Option Plan to increase the number of shares reserved for issuance thereunder from 1,000,000 shares to 1,750,000 shares

                   [_] FOR         [_] AGAINST          [_] ABSTAIN

3. Proposal to ratify the appointment of Ernst & Young LLP as the independent public accountants of the Company for the year ending December 31, 1998:

                   [_] FOR         [_] AGAINST          [_] ABSTAIN

                (continued, and to be signed on the reverse side)

                        (continued from the other side)


     This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted for the election of the two nominated Class II directors, for the amendment of the Amended 1996 Stock Option Plan to increase the number of shares reserved for issuance thereunder, for the ratification of the appiontment of Ernst & Young LLP as independent public accountants, and as said proxies deem advisable on such other matters as may properly come before the meeting.


                                                 Dated ___________________, 1998

                                                 -------------------------------
                                                             Signature

                                                 -------------------------------
                                                             Signature

                                        (This Proxy should be marked, dated and
                                        signed by the stockholder(s)) exactly as
                                        his, her or its name appears hereon, and
                                        returned   promptly   in  the   enclosed
                                        envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as com-munity property, both should sign.)